Exhibit 3.7

AMENDMENT NO. 3

TO THE THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

PLAINS MARKETING, L.P.

This Amendment No. 3 (this “Amendment”) to the Third Amended and Restated Agreement of Limited Partnership of Plains Marketing, L.P., a Texas limited partnership (the “Partnership), is hereby adopted effective as of June 30, 2011, by Plains Marketing GP Inc., a Delaware corporation (the “General Partner”) and Plains All American Pipeline, L.P., a Delaware limited partnership (the “Limited Partner” and, together with the General Partner, collectively referred to as the “Partners”).  Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Partnership Agreement (defined below).

WHEREAS, the General Partner and PAA Midstream LLC, a Delaware limited liability company (the “Predecessor Limited Partner”) were parties to that certain Third Amended and Restated Agreement of Limited Partnership, dated April 1, 2003, as amended on December 31, 2010 and January 1, 2011 (as amended, the “Partnership Agreement”); and

WHEREAS, on the date hereof, the Predecessor Limited Partner contributed its limited partnership interest in the Partnership to the Limited Partner; and

WHEREAS, the Partners desire to amend the Partnership Agreement to reflect the admission of the Limited Partner as a Substituted Limited Partner.

NOW, THEREFORE, the Partners do hereby amend the Partnership Agreement as follows:

1.                                                  Amendment. The Partnership Agreement is hereby amended to reflect the admission of Plains All American Pipeline, L.P. as a Substituted Limited Partner.

2.                                                  Ratification of Partnership Agreement. Except as expressly amended herein, the terms, covenants and conditions of the Partnership Agreement, as amended by this Amendment, shall remain in full force and effect, and the undersigned hereby ratify the same in its entirety.

3.                                                  Governing Law. This Amendment No. 3 will be governed by and construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the Partners have executed this Amendment as of the date first written above.

GENERAL PARTNER:

PLAINS MARKETING GP INC.

By:	/s/ Tim Moore
Name:	Tim Moore
Title:	Vice President

LIMITED PARTNER:

PLAINS ALL AMERICAN PIPELINE, L.P.
By: PAA GP LLC, Its General Partner
By: Plains AAP, L.P., Its Sole Member
By: Plains All American GP LLC,
Its General Partner

By:	/s/ Tim Moore
Name:	Tim Moore
Title:	Vice President